Exhibit 99.1

Astellas Announces Results of Tender Offer to Acquire

All Outstanding Shares of Ocata Therapeutics

and Changes to Subsidiaries

Tokyo, February 10, 2016 - Astellas Pharma Inc. (TSE: 4503, President and CEO: Yoshihiko Hatanaka, “Astellas”) announced today that it has successfully completed, through its indirect wholly-owned subsidiary Laurel Acquisition Inc. (“Laurel”), a tender offer to purchase all issued and outstanding shares of common stock of Ocata Therapeutics, Inc. (NASDAQ: OCAT, President and CEO: Paul Wotton, “Ocata”) for a price of US$8.50 per share net to the stockholder in cash (“Tender Offer”). Astellas commenced the Tender Offer on November 19, 2015, U.S. Eastern Time, and the Tender Offer, as previously extended, expired at 5:00 p.m., U.S. Eastern Time, on February 9, 2016, and was not further extended. The board of directors of Astellas approved the Tender Offer on November 10, 2015.

Following successful completion of the Tender Offer, Laurel has been merged into Ocata on February 10, 2016, U.S. Eastern Time, with Ocata surviving the merger as a consolidated subsidiary of Astellas. As a result of the merger, Ocata’s common stock has ceased to be traded on the NASDAQ Global Market and will no longer be listed.

1.	Results of the Tender Offer

(1)	Overview of the Tender Offer

A) Offeror in the Tender Offer	: Laurel Acquisition Inc.

B) Company subject to the Tender Offer	: Ocata Therapeutics, Inc.

C) Type of stock acquired	: All issued and outstanding shares of common stock

D) Tender Offer price	: US$8.50 (8 Dollars and 50 Cents) per share

E) Tender Offer period	: From November 19, 2015, U.S. Eastern Time until 5:00 p.m., U.S. Eastern Time, on February 9, 2016*

*	The original tender offer period was from November 19, 2015 until midnight at the end of the day on December 17, 2015 and was successively extended until February 9, 2016, at 5:00 pm, U.S. Eastern Time.

F)	Minimum number of shares tendered: Laurel agreed to consummate the Tender Offer in the event that a majority of the issued and outstanding shares of Ocata’s common stock, or more than 50%, are tendered.

(2)	Results of the Tender Offer

A)	Status of tendered shares (as of 5:00 p.m., U.S. Eastern Time, on February 9, 2016)

Number of shares validly tendered and not withdrawn: 22,675,963 shares (approx. 53.6% of the issued and outstanding shares of Ocata’s common stock)

B)	Outcome of the Tender Offer

Because the number of tendered shares satisfies the minimum condition set forth in 1. (1) F) above, Laurel has purchased all tendered shares.

(3)	Merger procedures after the Tender Offer

Thereafter, on February 10, 2016, U.S. Eastern Time, in accordance with Delaware law, Laurel completed a short-form merger with and into Ocata with Ocata continuing as the surviving corporation and an indirect wholly-owned subsidiary of Astellas, thereby consummating Astellas’ acquisition of Ocata. At the effective time of the merger on February 10, 2016, U.S. Eastern Time, non-tendered shares of Ocata (other than shares of common stock held in the treasury of Ocata or Astellas, or any other direct or indirect wholly-owned subsidiary of Astellas and Ocata, including Laurel, which were canceled without consideration and extinguished, or by stockholders of Ocata who validly exercised their appraisal rights under Delaware law with respect to such shares) were canceled and converted into the right to receive US$ 8.50 per share net to the stockholder in cash, without interest thereon and less any applicable withholding taxes.

2.	Conversion of target to subsidiary

(1)	Reason for transfer

As a result of the Tender Offer and merger, Ocata has become a consolidated subsidiary of Astellas.

(2)	Number of shares held, amount and share ownership before and after acquisition

Shares held before acquisition	0 shares (Share of voting rights: 0.0%)

Aggregate of the (i) shares acquired in the Tender Offer and (ii) shares canceled as a result of the merger	42,331,546 shares

Purchase amount	Approx. US$384 million (Expected amount)*

Shares held after acquisition	100 shares (after cancelation of all of shares of Ocata’s common stock and conversion of all shares of Laurel’s common stock in the merger) (Share of voting rights: 100%)

*	This expected amount is the sum of the acquisition of total common shares outstanding, outstanding options, outstanding warrants and other securities.

(3)	Outline of company converted into a subsidiary (prior to the acquisition)

Company name	Ocata Therapeutics, Inc.

Address	33 Locke Drive, Marlborough, MA 01752, US

Representative’s title and name	President and CEO: Paul Wotton

Business	Research and development of new therapies for ophthalmic diseases in the field of regenerative medicine

Capital (Stockholders’ equity)	US$13,761,005 (as of September 30, 2015)

Date of establishment	Founded in 1994, Changed its name to current one in 2014

Number of shares outstanding	42,331,546 shares of Common Stock (as of February 9, 2016)

Relationship between Ocata and Astellas

Capital Relationship:	There is no capital relationship between Astellas and Ocata required to be disclosed.

Personnel Relationship:	There is no personnel relationship between Astellas and Ocata required to be disclosed.

Business Relationship:	There is no business relationship between Astellas and Ocata required to be disclosed.

Applicable Relationships with Related Parties:	Ocata is not an affiliated party of Astellas.

Financial results in recent fiscal years**

(THOUSANDS OF US DOLLARS)

	Fiscal Year ended December 2012	Fiscal Year ended December 2013	Fiscal Year ended December 2014
Sales	466	225	158
Net income	(34,584)	(31,022)	(34,749)
Total assets	8,497	3,908	5,737
Net assets	(23,144)	(22,534)	(2,736)

**	Cited from Ocata’s annual reports on Form 10-K which Ocata files with the U.S. Securities and Exchange Commission (SEC).

(4)	Conversion date

February 10, 2016, U.S. Eastern Time

3.	Prospects

The completion of the Tender Offer and the merger is expected to have a minor impact on Astellas’ financial results for the fiscal year ending March 31, 2016.

About Astellas

Astellas Pharma Inc., based in Tokyo, Japan, is a company dedicated to improving the health of people around the world through the provision of innovative and reliable pharmaceutical products. We focus on Urology, Oncology, Immunology, Nephrology and Neuroscience as prioritized therapeutic areas while advancing new therapeutic areas and discovery research leveraging new technologies/modalities. We are also creating new value by combining internal capabilities and external expertise in the medical/healthcare business. Astellas is on the forefront of healthcare change to turn innovative science into value for patients. For more information, please visit our website at www.astellas.com/en.

Cautionary Statement Regarding Forward-Looking Statements

Any statements made in this communication that are not statements of historical fact, including statements about the expected timetable for completing the transaction and Astellas’ and Ocata’s beliefs and expectations and statements about Astellas’ proposed acquisition of Ocata, including the timing of and closing conditions to the acquisition, and the potential effects of the acquisition on both Astellas and Ocata are forward-looking statements that are based on management’s beliefs, certain assumptions and current expectations and should be evaluated as such. These statements may be identified by their use of forward-looking terminology such as the words “expects,”

“projects,” “anticipates,” “intends” and other similar words. Forward-looking statements include statements that may relate to Astellas’ or Ocata’s plans, objectives, strategies, goals, future events, future revenues or performance, and other information that is not historical information. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, general economic, business and market conditions and the satisfaction of the conditions to closing of the proposed transaction. For a more complete discussion of certain of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements with respect to Ocata, see the discussion of risks and uncertainties in Ocata’s annual report on Form 10-K for the fiscal year ended December 31, 2014, its most recent Quarterly Report on Form 10-Q, and other SEC filings. The forward-looking statements contained in this news release are made as of the date hereof, and neither Astellas nor Ocata undertakes any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

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Contacts for inquiries or additional information

Astellas Pharma Inc.

Corporate Communications

TEL: +81-03-3244-3201   FAX: +81-03-5201-7473

U.S Media Contact

Marjorie Moeling

TEL: 224-205-5205 MOBILE: 847-682-7471

Marjorie.moeling@astellas.com

http://www.astellas.com/en

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